Exhibit 21

           Pharmaceutical Product Development, Inc., and Subsidiaries

                                  Subsidiaries

The subsidiaries of Pharmaceutical Product Development, Inc., as of February 27, 1998, are as follows:

                                                   Jurisdiction of Incorporation

                                                                 or

                Name of Subsidiary                         Organized in
     -------------------------------------------   -----------------------------
1.   Applied Bioscience International Inc.                  Delaware

2.   PPD Pharmaco, Inc.                                       Texas

3.   Pharmaco International Holdings, Inc.                  Delaware

4.   Pharmaco Investments Inc.                              Delaware

5.   PPD Pharmaco International SNC                          France

6.   Pharma Contracts Scandinavia AB                         Sweden

7.   PPD Pharmaco Canada, Ltd.                               Canada

8.   PPD Do Brazil-Suporte                                   Brazil

9.   Q & Q                                                   Brazil

10.  Pharmaco International Holdings GmbH                   Germany

11.  Pharmaco GmbH                                          Germany

12.  Pharmaco International Sp.zo.o                          Poland

13.  PI Praha, s.r.o.                                   Czech Republic

14.  Trilife GmbH & Co. KG                                  Germany

15.  Safe-Trade 41 (Pty) Ltd.                            South Africa

16.  PPD UK Holdings Ltd.                               United Kingdom

17.  Pharmaco International Ltd.                        United Kingdom

18.  Leicester Clinical Research Centre, Ltd.           United Kingdom

19.  Environmental Assessment Group, Ltd.               United Kingdom

20.  ENVIRON International Ltd.                         United Kingdom

21.  Gabbay Group Ltd.                                  United Kingdom

22.  Chelmsford Clinical trials Unit Ltd. (formerly
     Gabbay Assoc. Ltd.)                                United Kingdom

23.  Gabbay Ltd.                                        United Kingdom

24.  Data Analysis & Research (DAR) Ltd.                United Kingdom

25.  APBI Investor Relations Inc..                          New Jersey

26.  Clinix International Inc.                              Delaware

27.  APBI Finance Corporation                               Delaware

28.  APBI Environmental Sciences Group, Inc.                Virginia

29.  PPD Pharmaco Pty Limited                              Australia

30.  PPD Pharmaco SRL                                        Italy

31.  PPD Spain, S.L.                                         Spain

32.  Intek Labs, Inc.                                  North Carolina

33.  Cambridge Applied Nutrition Toxicology and
     Bioscience Limited                                United Kingdom

34.  Clinical Technology Centre (International)
     Limited                                           United Kingdom

35.  Technical Assessment Systems, Inc.                    Maryland

36.  Belmont Research, Inc.                             Massachusetts

37.  PPD Discovery, Inc.                               North Carolina

38.  Target Discovery, Inc.                            North Carolina

39.  SARCO, Inc.                                            Delaware

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Subsidiaries 1, 32, 36 and 37 are wholly owned subsidiaries of Pharmaceutical Product Development, Inc.

Subsidiaries 2, 16, 25, 26, 27 and 28 are wholly owned subsidiaries of Subsidiary 1.

Subsidiaries 3 and 4 are wholly owned subsidiaries of Subsidiary 2.

Subsidiary 5 is owned 99% by subsidiary 3 and 1% by Subsidiary 25.

Subsidiaries 6, 7, 8, 10, 15, 29, 30, and 31 are wholly owned subsidiaries of Subsidiary 3.

Subsidiary 9 is a wholly owned subsidiary of Subsidiary 8.

Subsidiaries 11, 12 and 13 are wholly owned subsidiaries of Subsidiary 10.

Subsidiary 14 is owned 95% by Subsidiary 10 and 5% by Subsidiary 11.

Subsidiaries 17, 18, 19, 20, 21, 22 and 23 are wholly owned subsidiaries of Subsidiary 16.

Subsidiary 35 is a wholly owned subsidiary of Subsidiary 28.

Subsidiaries 33, and 34 are wholly owned subsidiaries of Subsidiary 17.

Subsidiaries 38 and 39 are wholly owned subsidiaries of Subsidiary 37.

Subsidiary 28 does business under the trade name ENVIRON.
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